                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                       [DUKE REALTY INVESTMENTS, INC.]
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                       [DUKE REALTY INVESTMENTS, INC.]
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

- --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

     (3) Filing party:

- --------------------------------------------------------------------------------

     (4) Date filed:

- --------------------------------------------------------------------------------
- -------------------------
1Set forth the amount on which the filing fee is calculated and state how it was determined.

                   [DUKE REALTY INVESTMENTS, INC. LETTERHEAD]




                                                      March 23, 1994



Dear Shareholder:

  The directors and officers of Duke Realty Investments, Inc. join me in extending to you a cordial invitation to attend the annual meeting of our shareholders. This meeting will be held on Thursday, April 28, 1994 at 10:00 a.m., at the Radisson Plaza Hotel, Plaza A, Keystone at the Crossing, Indianapolis, Indiana.

  We believe that both the shareholders and management of Duke Realty Investments, Inc. can gain much through participation at these meetings. Our objective is to make them as informative and interesting as we can. We hope you will plan to attend.

  The formal notice of this annual meeting and the proxy statement appear on the following pages. After reading the proxy statement, PLEASE MARK, SIGN, AND RETURN THE ENCLOSED PROXY CARD TO ENSURE THAT YOUR VOTES ON THE BUSINESS MATTERS OF THE MEETING WILL BE RECORDED.

  We hope that you will attend this meeting. Whether or not you attend, we urge you to return your proxy promptly in the postpaid envelope provided. After returning the proxy, you may, of course, vote in person on all matters brought before the meeting.

  We look forward to seeing you on April 28.

                                                  Sincerely,



                                                  John W. Wynne
                                                  Chairman

                        DUKE REALTY INVESTMENTS, INC.
                            8888 KEYSTONE CROSSING
                                  SUITE 1200
                            INDIANAPOLIS, INDIANA
                                (317) 574-3531

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD APRIL 28, 1994


          The annual meeting of the shareholders of Duke Realty Investments, Inc. (the "Company") will be held at the Radisson Plaza Hotel, Plaza A, Keystone at the Crossing, Indianapolis, Indiana on April 28, 1994, at 10:00 a.m. EST, to consider and to take action on the following matters:

          1.       The election of four (4) Directors of the Company;

          2.       Approval of independent auditors.

          3. The transaction of such other business as may properly come before the meeting and any adjournments thereof.

Only shareholders of record at the close of business on March 3, 1994 are entitled to notice of and to vote at this meeting and any adjournments thereof.

                                             By order of the Board of Directors,



                                             Dayle M. Eby,
                                             Secretary



Indianapolis, Indiana
March 23, 1994



  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE MARK, DATE, AND SIGN YOUR PROXY, AND MAIL IT IN THE STAMPED ENVELOPE ENCLOSED FOR YOUR CONVENIENCE. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING YOUR PROXY PROMPTLY. RETURNING THE PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON ON ALL MATTERS BROUGHT BEFORE THE MEETING.

                         DUKE REALTY INVESTMENTS, INC.

                             8888 KEYSTONE CROSSING
                                   SUITE 1200
                             INDIANAPOLIS, INDIANA
                                 (317) 574-3531

                            PROXY STATEMENT FOR THE
                         ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD APRIL 28, 1994
      The accompanying proxy is solicited by the Board of Directors of Duke Realty Investments, Inc. (the "Company") for use at the annual meeting of shareholders to be held April 28, 1994 and any adjournments thereof. Only shareholders of record as of the close of business on March 3, 1994 will be entitled to vote at the annual meeting. When the proxy is properly executed and returned, the shares it represents will be voted at the meeting in accordance with any directions noted on the proxy. If no direction is indicated, the proxy will be voted in favor of the proposals set forth in the notice attached to this proxy statement.

      The election of directors will be determined by a plurality of the shares present in person or represented by proxy. The holder of each outstanding share of common stock is entitled to vote for as many persons as there are directors to be elected. All other matters to come before the meeting will be determined by a majority of the shares present in person or represented by proxy. An abstention on any such matter will have the same effect as a vote against the matter. Any shareholder giving a proxy has the power to revoke it at any time before it is voted. The approximate date of mailing of this proxy statement is March 23, 1994.

                    VOTING SECURITIES AND BENEFICIAL OWNERS

      The Company has only one class of stock outstanding, its common stock, of which 16,046,144 shares were outstanding as of the close of business on February 28, 1994. The following table shows, as of February 28, 1994, the number and percentage of shares of common stock and interests ("Units") in Duke Realty Limited Partnership, an affiliate of the Company (the "Operating Partnership") held by each person known to the Company who owned beneficially more than five percent of the issued and outstanding common stock of the Company and certain executive officers and directors. Units may not be converted into common stock of the Company until October 4, 1994, except upon the occurrence of certain change of control events.


                                                               (1)                     (2)                (3)
                                                                                                  Effective Economic
      Beneficial                Amount and Nature of        Percent of             Percent of        Ownership of
      Owner                     Beneficial Ownership        All Shares          All Shares/Units  Executive Officers
      -----                     --------------------        ----------          ----------------  ------------------
Thomas L. Hefner                      2,506,149(4)            13.65%                 12.24%             870,324
Daniel C. Staton                      2,119,224(5)            11.79%                 10.35%             850,916
Darell E. Zink, Jr.                   2,507,287(6)            13.66%                 12.24%             846,064
John W. Wynne                         2,038,995(7)            11.51%                  9.96%             734,181
Geoffrey Button                         613,592(8)             3.68%                  3.00%                N/A
Howard L. Feinsand                        1,000                 (12)                   (12)                N/A
Philip A. Nicely                          1,611(9)              (12)                   (12)                N/A
John D. Peterson                         14,990(10)             (12)                   (12)                N/A
Dr. Sydney C. Reagan                      4,115                 (12)                   (12)                N/A
Lee Stanfield                             2,381                 (12)                   (12)                N/A
Jay J. Strauss                            1,289                 (12)                   (12)                N/A
Wellington Management Company         1,860,400(11)           11.59%                  9.08%                N/A
Directors and Executive Officers
 as a Group (23 persons)              4,880,059               24.65%(13)             23.83%                N/A

(1) Assumes exchange only of Units owned by such beneficial owner for shares of Common Stock.
(2)  Assumes exchange of all outstanding Units for Common Stock.
(3) Reflects shares and Units held directly by members of family and proportionate economic interest in shares or Units owned by various entities.
(4) Includes 186,308 shares owned by Mr. Hefner and members of his family and 7,775 shares owned by DRA, Inc., a corporation in which Mr. Hefner owns 11.1% of the outstanding capital stock. Also includes the following Units of Duke Realty Limited Partnership which are convertible into common shares: (i) 275,736 Units owned directly by Mr. Hefner; (ii) 473,347 owned by Duke Investment
     Company, a partnership in which Mr. Hefner owns a 25.5% beneficial interest; (iii) 52,421 Units owned by Duke Associates No. 52
     Limited Partnership, a partnership in which Mr. Hefner owns a 10% beneficial interest; (iv) 380,712 Units owned by Park 100
     Investors, Inc., a corporation in which Mr. Hefner owns 12.2% of the outstanding capital stock; and (v) 1,129,850 Units owned by DMI Partnership, a partnership in which Mr. Hefner owns a 20.71% beneficial interest. Mr. Hefner's percentage of beneficial ownership of shares only, assuming no conversion of Units of Duke
     Realty Limited Partnership, is 1.21%.
(5) Includes 188,059 shares owned by Mr. Staton and 7,775 shares owned by DRA, Inc., a corporation in which Mr. Staton owns 11.1% of the outstanding capital stock. Also includes the following Units of Duke Realty Limited Partnership which are convertible into common shares: (i) 267,772 Units owned directly by Mr. Staton; (ii) 473,347 owned by Duke Investment Company, a partnership in which Mr. Staton owns a 32.5% beneficial interest; (iii) 52,421 Units owned by Duke Associates No. 52 Limited Partnership, a partnership in which Mr. Staton owns a 10% beneficial interest; and (iv) 1,129,850 Units owned by DMI Partnership, a partnership in which Mr. Staton owns a 20.71% beneficial interest. Mr. Staton's percentage of beneficial ownership of shares only, assuming no conversion of Units of Duke Realty Limited Partnership, is 1.22%.
(6) Includes 196,442 shares owned by Mr. Zink and members of his family and 7,775 shares owned by DRA, Inc., a corporation in which Mr. Zink owns 11.1% of the outstanding capital stock. Also includes the following Units of Duke Realty Limited Partnership which are convertible into common shares: (i) 266,740 Units owned directly by Mr. Zink; (ii) 473,347 owned by Duke Investment Company, a partnership in which Mr. Zink owns a 28.2% beneficial interest; (iii) 52,421 Units owned by Duke Associates No. 52 Limited Partnership, a partnership in which Mr. Zink owns a 10% beneficial interest; (iv) 380,712 Units owned by Park 100 Investors, Inc., a corporation in which Mr. Zink owns 2.2% of the outstanding capital stock; and (v) 1,129,850 Units owned by DMI Partnership, a partnership in which Mr. Zink owns a 20.71% beneficial interest. Mr. Zink's percentage of beneficial ownership of shares only, assuming no conversion of Units of Duke Realty Limited Partnership, is 1.27%.
(7)  Includes: (i) 270,843 shares owned by Mr. Wynne and members of his family;
     (ii) 7,775 shares owned by DRA, Inc., a corporation in which Mr. Wynne owns 44.5% of the outstanding capital stock and, (iii) 98,475 shares owned as trustee under the Phillip R. Duke Irrevocable Trust. Also includes the following Units of Duke Realty Limited Partnership which are convertible into common shares: (i) 98,919 Units owned directly by Mr. Wynne; (ii) 52,421 Units owned by Duke Associates No. 52 Limited Partnership, a partnership in which Mr. Wynne owns a 10% beneficial interest; (iv) 380,712 Units owned by Park 100 Investors, Inc., a corporation in which Mr. Wynne owns 32.0% of the outstanding capital stock; and (v) 1,129,850 Units owned by DMI Partnership, a partnership in which Mr. Wynne owns a 20.71% beneficial interest. Mr. Wynne's percentage of beneficial ownership of shares only, assuming no conversion of Units of Duke Realty Limited Partnership, is 2.35%.
(8) Includes 613,592 Units of Duke Realty Limited Partnership which are convertible into common shares owned by affiliates of Wyndham Investments Limited, a property holding Company of Allied Lyons Pension Funds, of which Mr. Button is Executive Director.
(9)  Includes 108 shares owned by Mr. Nicely as custodian for his two children.
(10) Includes: (i) 5,849 shares owned by Mr. Peterson and members of his family; (ii) 2,000 shares owned by Mr. Peterson as Trustee for the Peterson Family GST Investment Share Trust; and (iii) 7,141 shares owned for investment purposes by City Securities
     Corporation, a firm in which Mr. Peterson serves as Chairman of the Board and Chief Executive Officer.
(11) Wellington Management Company ("WMC"), having an address of 75
     State Street Boston, Massachusetts 02109, is deemed to be the beneficial owner of 1,860,400 shares of the Company's common stock owned by numerous of WMC's investment advisory clients. None of these clients, individually, is known to own a beneficial interest in more than 5% of the Company's stock. Information about these shareholders was obtained from a Schedule 13G provided to the Company in December, 1993, and amended in January, 1994.
(12) Represents less that 1% of the outstanding shares.
(13) The percentage of shares only beneficially owned by the directors and executive officers as a group, assuming no conversion of Units of Duke Realty Limited Partnership, is 7.03%.


                     PROPOSAL NO. 1: ELECTION OF DIRECTORS

         Four Directors are to be elected. Howard L. Feinsand, Philip A. Nicely, Daniel C. Staton and Jay J. Strauss have been nominated for a term of three years and until their successors are elected and qualified. All nominees are members of the present Board of Directors. The other directors listed in the table below will continue in office until expiration of their terms. If, at the time of the 1994 annual meeting, any of the nominees is unable or declines to serve, the discretionary authority provided in the proxy may be exercised to vote for a substitute or substitutes. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THE ELECTION OF THE FOLLOWING NOMINEES:

Name, Age, Principal Occupation(s) and                                                         Director
Business Experience During Past 5 Years                                                          Since
- -----------------------------------------                                                        -----
NOMINEES FOR TERMS EXPIRING 1997

HOWARD L. FEINSAND, Age 46                                                                       1988
  Senior Vice President of Polaris Aircraft Leasing Corporation; Partner of Golenbock and
  Barrell, attorneys, 1987 to 1989.

PHILIP A. NICELY, Age 52                                                                         1987
  Partner of Bose McKinney & Evans, attorneys.

DANIEL C. STATON, Age 41                                                                         1993
  Executive Vice President and Chief Operating Officer of the Company.

JAY J. STRAUSS, Age 58                                                                           1985
  Chairman and Chief Executive Officer of Regent Realty Group, Inc.,
  a general real estate and mortgage banking firm.

DIRECTORS WHOSE TERMS EXPIRE 1995

GEOFFREY BUTTON, Age 45                                                                          1993
  Executive Director of Wyndham Investments Limited, a property holding company of
  Allied Lyons Pension Funds; Director of Major Realty.

JOHN D. PETERSON, Age 60                                                                         1985
  Chairman and Chief Executive Officer of City Securities Corporation, a securities brokerage firm; Director of Capital Industries, Inc. and Lilly Industries, Inc.

DR. SYDNEY C. REAGAN, Age 78                                                                     1985
  Professor Emeritus of Real Estate at Southern Methodist University; Owner of
  Dr. Syd Reagan Real Estate, a commercial real estate investment and brokerage firm.

DARELL E. ZINK, JR., Age 47                                                                      1993
  Executive Vice President, Chief Financial Officer and Assistant Secretary of
  the Company; Director of Inland Mortgage Corporation.

DIRECTORS WHOSE TERMS EXPIRE 1996

LEE STANFIELD, Age 87                                                                            1985
  Independent real estate developer, investor and consultant.

JOHN W. WYNNE, Age 61                                                                            1985
  Chairman of the Board of the Company; Director of First Indiana Corporation;
  retired from Bose McKinney & Evans, attorneys.

THOMAS L. HEFNER, Age 47                                                                         1993
  President and Chief Executive Officer of the Company.


      The Board of Directors of the Company met 10 times during their last fiscal year. All directors attended in excess of 75% of the aggregate of (1) the total number of meetings of the Board of Directors of the Company held during the time he was a Director and (2) at least 75% of the total number of meetings held by all Company committees on which he served.

          CERTAIN COMMITTEES OF THE BOARDS OF DIRECTORS OF THE COMPANY

      Among other committees, the Board of Directors of the Company has an Audit Committee and an Executive Compensation Committee. The functions of the Audit Committee are to evaluate audit performance, handle relations with the Company's independent auditors, and evaluate policies and procedures related to internal audit functions and controls. The members of the Audit Committee in 1993 were Messrs. Feinsand, Reagan, Stanfield and Strauss. The Audit Committee includes only directors who are not officers or employees of the Company (the "Unaffiliated Directors"). The Company's Audit Committee met once during 1993.

      The functions of the Executive Compensation Committee are to review and make recommendations to the Board of Directors with respect to the compensation of directors, officers, and employees of the Company and to implement the Company's stock option plan. The members of the Executive Compensation Committee are Messrs. Button, Feinsand, Peterson, Reagan and Strauss, all of whom are Unaffiliated Directors. The Committee met twice during 1993.

      Nominees for election as a director of the Company are selected by the Board of Directors, acting as a nominating committee. Nominees to serve as Unaffiliated Directors are nominated by the present Unaffiliated Directors.

                              CERTAIN TRANSACTIONS

REORGANIZATION OF THE COMPANY

         In connection with (i) the acquisition of substantially all of the assets of a number of affiliated companies and partnerships engaged in the development and management of commercial real estate ("Duke Associates"), (ii) the public offering of additional shares of common stock (the "Offering"), and
(iii) the formation of certain partnerships to hold title to certain property and to conduct certain real estate management and development activities (collectively, the "Reorganization"), certain directors and officers and persons who hold more than 5% of the shares of common stock of the Company (or Units) contributed assets to (i) the Company, (ii) the Operating Partnership,
(iii) Duke Realty Services Limited Partnership, an affiliate of the Company (the "Services Partnership") and, (iv) Duke Construction Limited Partnership, an affiliate of the Company (the "Construction Partnership") in return for shares of common stock in the Company, Units in the Operating Partnership, and interests in the Services Partnership and the Construction Partnership.


These transactions include the following: (i) John W. Wynne, Thomas L. Hefner, Daniel C. Staton and Darell E. Zink, Jr. (each an executive officer and director of the Company) each contributed all of their respective interests in certain properties and undeveloped land (the "Contributed Real Estate") in return for beneficial ownership of 225,887 Units, 449,161 Units, 428,002 Units and 414,767 Units, respectively; (ii) Gary A. Burk, Michael Coletta, David R. Mennel, Robert D. Fessler, Donald J. Hunter, Wayne H. Lingafelter and Francis
B. Quinn (each an executive officer of the Company) each contributed all of their respective interests in the Contributed Real Estate in return for beneficial ownership of 107,728 Units, 43,474 Units, 96,965 Units, 6,411 Units, 4,010 Units, 2,897 Units and 1,561 Units respectively; (iii) Messrs. Wynne, Hefner, Staton, Zink, Burk, Coletta and Mennel (collectively, the "Principal Owners") received from certain of the operating companies of Duke Associates dividends in the aggregate amount of $20.0 million and used the proceeds of those dividends to purchase 833,332 unregistered shares of common stock from the Company. Messrs. Wynne, Hefner, Staton, Zink, Burk, Coletta and Mennel received 172,583; 172,583; 172,583; 172,583; 62,583; 17,917; and 62,500 shares, respectively, in such transaction; (iv) DMI Partnership, an Indiana general partnership which is wholly-owned, indirectly, by the Principal Owners, transferred to the Operating Partnership all of its continuing contracts for the provision of leasing, property management and construction services with respect to the Contributed Real Estate and the properties owned by the Company prior to the Reorganization (the "Current Properties") and certain other assets in exchange for 1,129,850 Units, and transferred to the Services Partnership and the Construction Partnership certain other leasing, property management, real estate development, construction and miscellaneous tenant services businesses, subject to all related liabilities, in exchange for limited partnership interests in the Services Partnership and Construction Partnership; and (v) Geoffrey Button (a director of the Company) is an Executive Director of Wyndham Investments Limited, affiliates of which contributed all of their interests in the Contributed Real Estate in return for 613,592 Units.

      The aggregate number of shares of common stock, Units or interests in partnerships issued or transferred in the foregoing transactions was determined by negotiation among the Company, the Principal Owners, and the underwriters of the stock issued in the Offering. Because of the affiliation between the Company and Duke Associates, negotiations on behalf of the Company were conducted by a special committee of the Unaffiliated Directors.

      In connection with the repayment of debt as part of the Reorganization, the Principal Owners were released from certain personal guarantees on loans respecting the Contributed Real Estate. At the time of the Reorganization, such real estate was subject to debt obligations in the amount of $413.7 million. Debt on certain of the Contributed Real Estate in the amount of $258.1 million was retired by the Operating Partnership and the Principal Owners were relieved of personal liability for $194.9 million of such debt. Debt on certain other Contributed Real Estate in the amount of $155.6 million was assumed by the Operating Partnership. Of the debt assumed by the Operating Partnership, the Principal Owners were released from personal guaranties relating to $23.5 million of such debt. While the Principal Owners were not released from their personal guaranties for $58.1 million of the assumed debt, the Operating Partnership has indemnified them from any liability with respect to such debt.

      The Services Partnership and the Construction Partnership provided and will continue to provide management, leasing, construction and other miscellaneous tenant related services to certain properties that were not contributed in the Reorganization and are still owned by entities in which the Principal Owners have interests (the "Excluded Properties"). Management fees are generally equal to between 3% and 4% of revenue collected from the property. Leasing fees are generally equal to between 4% and 6% of the rent payable over the life of the lease. Construction fees are generally equal to between 5% and 10% of construction costs. In 1993, the Services Partnership received $654,000 for services provided to the Excluded Properties, and the Construction Partnership received $231,000 for such services. The Company believes that the terms of such services are at least as favorable to the Company as those available generally in the market.

CERTAIN OTHER RELATIONSHIPS.

      Prior to the Reorganization, the Current Properties were managed on a day-to-day basis by Duke Management, Inc., an affiliate of the Company, which also was responsible for leasing the Current Properties through an affiliated leasing agent, Duke Realty Corp. For its services to the Company, Duke Management, Inc. was paid in 1993, as approved by the Unaffiliated Directors, a management fee of $381,000 and leasing fees of $277,000. The Principal Owners are the shareholders, directors and, in certain cases, the officers, of both Duke Management, Inc. and Duke Realty Corp. In the Reorganization, Duke Management, Inc. and Duke Realty Corp. transferred their assets and liabilities to DMI, the Operating Partnership began conducting the management and leasing of the Current Properties and the Contributed Real Estate, and the Services Partnership began offering such services to third parties on a fee basis.

      During 1993, the Company also had the following relationships. The Company leased various office space from partnerships in which the Principal Owners have equity interests. In 1993, the aggregate rent under such leases was approximately $124,000. The Company believes that the amounts of such rent are comparable to the rent paid for similar space in the area. An affiliate of Duke Associates, in which the Principal Owners have an equity interest, entered into an agreement in May, 1993 to construct and lease a 21,000 square foot building in Cincinnati, Ohio. Prior to the Reorganization, the Company agreed to acquire such building and such affiliate agreed to convey such building to the Company for the amount of $1,325,000. The Company retained the law firm of Bose McKinney & Evans, of which Philip A. Nicely (a director of the Company) is a partner, to render legal services and paid such firm in 1993, fees of approximately $270,000 for general legal services and approximately $1,854,000 for legal services rendered in connection with the Reorganization. John D. Peterson, a director of the Company, is chairman of the board and a director of City Securities Corporation, which acted as a participating underwriter in the Offering. Mr. Peterson did not participate in any determination of the public offering price of the common stock sold in the Offering. The Company purchased through City Securities Corporation's insurance agency certain casualty insurance for which the Company paid premiums of $ 86,000 in 1993. For its services as broker, City Securities Corporation received brokerage commissions of $15,000 in 1993. The Company believes that the amounts of such premiums and commissions are no greater than would be generally charged in transactions with unrelated parties.

                             EXECUTIVE COMPENSATION

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

      Prior to the Company's Reorganization with Duke Associates on October 4, 1993, the Company had only two employees. The total compensation for these employees was less than $100,000 annually.


      As a result of the Reorganization, the Company's assets and gross revenue increased 5.2 times, its market capitalization increased nearly 10 times and the number of employees increased from 2 to more than 350. In recognition of the very substantial change in the size and scope of the Company, the Board of Directors formed its Executive Compensation Committee on July 29, 1993. The Executive Compensation Committee approves compensation policy for all employees and sets compensation for the Company's executive officers. The Executive Compensation Committee is comprised entirely of Unaffiliated Directors.

      In assessing the appropriateness of the total compensation package for the Company's executive officers, including the CEO, the Executive Compensation Committee sought to (i) insure compensation was adequate to enable the Company to attract and retain the high quality of management required and (ii) align the financial interests of the Company's executive officers directly with those of the Company's shareholders. This strategy was implemented by combining relatively low base salaries for the executive officers with relatively generous stock options. In order to reach this conclusion, the Committee carefully reviewed the total compensation packages provided executive officers of other publicly traded real estate investment trusts of similar size (based upon total market capitalization), number of properties and employees, type of properties and third party management, leasing and construction activities.

      While the Committee believes the Company's performance for the fourth quarter of 1993 (the only period relevant to this assessment) was excellent, no bonuses were paid to the Named Executive Officers (as herein after defined) for 1993. During 1994, the Committee will study, and hopes to adopt, a policy for directly correlating growth of Funds from Operations to incentive pay for most of the Company's employees. The Committee will also study incentive compensation plans for the executive officers, including the CEO, that relate possible bonuses to both growth in Funds from Operations and the attainment of longer-term corporate goals and objectives. In light of the relatively low salaries of the Company's executive officers, the Committee has not developed a position regarding the new Internal Revenue Code Provision limiting deductions for salaries to $1.0 million per person.

                             COMPENSATION COMMITTEE
                                Geoffery Button
                               Howard L. Feinsand
                                John D. Peterson
                                Sydney C. Reagan
                                 Jay J. Strauss

PERFORMANCE GRAPH

      The following line graph compares, over the last five years, the yearly percentage change in the cumulative total shareholder return on the Company's common stock with the cumulative total return of the S&P 500 Index, the cumulative total return of the NAREIT Equity REIT Total Return Index and the cumulative total return of the peer group used in the Company's 1993 Proxy Statement.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
                      COMPANY COMMON STOCK, S&P 500 INDEX,
                     NAREIT EQUITY REIT TOTAL RETURN INDEX
                      AND 1993 PROXY STATEMENT PEER GROUP

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*

DATE:      Duke Realty Investments, Inc.        NAREIT EQUITY REIT          Total  Return S & P 500         Peer Group Used in 1993
- ----       -----------------------------        -------------------         -----------------------         ------------------------
1988                 100                                   100                         100                            100
1989               95.24                                108.84                      131.49                          95.44
1990               67.77                                 92.18                      127.32                          59.94
1991               92.58                                125.02                      166.21                          67.5
1992               96.06                                143.26                      178.96                          74.05
1993              146.5                                 171.42                      196.84                          88.97

Assumes that the value of the investment in the Company's stock and each index was $100 on December 31, 1988, and that all dividends were reinvested.
- -------------------------------


*Assumes that the value of the investment in the Company's stock and each index was $100 on December 31, 1988 and that all dividends were reinvested. The NAREIT Equity REIT Total Return Index contains performance data for real estate investment trusts that hold equity interests in real estate. As a result of the Reorganization, the peer group index used in the 1993 Proxy Statement may no longer provide an accurate comparison of the Company's performance. The peer group is no longer used by the Company because the peer group consists of seven equity real estate investment trusts with market capitalizations at December 31, 1992 of between $30.0 million and $50.0 million. The Company, at December 31, 1993, had a market capitalization in excess of $450.0 million when including Units convertible into common shares. The peer group index is, nonetheless, included in the performance graph for this transitional year pursuant to regulations adopted by the Securities and Exchange Commission. The companies included in the peer group are The Chicago Dock and Canal Trust, Copley Properties, Dial REIT, Eastgroup Properties, MSA Realty Corporation, Property Capital Trust and Prudential Realty Trust.

SUMMARY


        The following table sets forth the compensation awarded to, earned by, or paid to John W. Wynne, the chief executive officer prior to the Reorganization, and to Thomas L. Hefner, the chief executive officer after the Reorganization (collectively, the "Named Executive Officers"). Prior to the Reorganization on October 4, 1993, the Company did not pay any compensation to its chief executive officer and did not pay to any other person compensation in excess of $100,000. During 1993, no one received from the Company compensation in excess of $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                        Long-term Compensation
                                          Annual Compensation              Awards                   Payouts
                                                                      Restricted    Securities
Name and Principal                                      Other Annual   Stock       Underlying         LTIP             All Other
     Position            Year     Salary ($)   Bonus ($)  Compensation  Awards      Options (#)       Payouts        Compensation

JOHN W. WYNNE            1993    $40,385        0             0          0         70,500                0               $  508(1)
Chairman of the Board    1992       0           0             0          0           0                   0                    0
                         1991       0           0             0          0           0                   0                    0
THOMAS L. HEFNER         1993    $40,385        0             0          0         70,500                0               $2,323(1)
President and            1992       -           -             -          -           -                   -                    -
Chief Executive Officer  1991       -           -             -          -           -                   -                    -

(1) Represents allocable contributions to the Company's Profit Sharing and Salary Deferral Plan.

STOCK OPTIONS

       The following table sets forth the grants of stock options made during fiscal year 1993 to each of the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                            Individual Grants
                         Number of
                         Securities    % of Total
                         Underlying  Options Granted  Exercise or
                          Options   to Employees in   Base Price   Expiration
     Name                 Granted   Fiscal Year 1993   ($/Share)      Date           5%             10%
John W. Wynne              70,500        10.3%          $23.75       10/2003    $1,053,000     $2,669,000
Thomas L. Hefner           70,500        10.3%           23.75       10/2003     1,053,000      2,669,000


       The following table sets forth, on an aggregate basis, each exercise of stock options during fiscal year 1993 by each of the Named Executive Officers and the 1993 year-end value of the unexercised options of each such executive officer.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                      AND
                         FISCAL YEAR-END OPTION VALUES

                          Shares                  Number of Securities Underlying     Value of Unexercised In-the-
                        Acquired on                Unexercised Options at FY-End    Money Options at FY-EndExercise
     Name                   (#)      Value Realized  Exercisable  Unexercisable     Exercisable       Unexercisable
John W. Wynne                -             -               -         70,500             -                   0
Thomas L. Hefner             -             -               -         70,500             -                   0

COMPENSATION OF DIRECTORS

         Directors receive annual compensation of $10,000 plus a fee of $1,250 for attendance at meetings of the Board of Directors and expense reimbursement. Directors also receive compensation of $500 for participation in telephonic meetings of the Board or for participation in committee meetings not held in conjunction with regularly scheduled Board of Directors' meetings. Officers of the Company who are directors are not paid any director fees. In 1993, Messrs. Feinsand and Strauss received fees of $40,000 each for services rendered on behalf of the Unaffiliated Directors in connection with the Reorganization.

              PROPOSAL NO. 2: APPROVAL OF APPOINTMENT OF AUDITORS

         The appointment of the Company's independent auditors is being submitted for approval by a vote of the shareholders.

         The Company's financial statements for the fiscal year ended December 31, 1993, were audited by KPMG Peat Marwick ("Peat Marwick"). The Company has selected Peat Marwick as its independent auditors for the fiscal year ending December 31, 1994, and recommends that the shareholders approve the selection of Peat Marwick as independent auditors for the Company.

         Representatives of Peat Marwick are expected to be present at the Meeting, with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. If shareholders do not approve the selection of Peat Marwick, then the selection of independent auditors will be reconsidered by the Board of Directors.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THIS PROPOSAL.

                             SHAREHOLDER PROPOSALS

         Any shareholder of the Company wishing to have a proposal considered for inclusion in the Company's 1995 proxy solicitation materials must set forth such proposal in writing and file it with the Secretary of the Company on or before November 23, 1994. The Board of Directors of the Company will review any shareholder proposals that are filed as required, and will determine whether such proposals meet applicable criteria for inclusion in its 1995 proxy solicitation materials or consideration at the 1995 annual meeting.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

      Based on review of the copies of such forms furnished to the Company, the Company believes that during 1993 all of its officers, directors and greater than 10% beneficial owners timely filed the forms required under Section 16(a), except the following.

Gary A. Burk, Michael Coletta, Robert D. Fessler, Thomas L. Hefner, Donald J. Hunter, Wayne H. Lingafelter, David R. Mennel, Francis B. Quinn, Daniel C. Staton, John W. Wynne and Darell E. Zink, Jr. each filed an amendment to their respective Section 16(a) reports filed in connection with the Reorganization. These officers and directors received certain shares of the Company's common stock and Units in the Operating Partnership based upon their ownership interests in the properties and businesses contributed by Duke Associates to the Company. Due to the complexity of the ownership of Duke Associates and the change in the ratio of the reverse stock split immediately preceding the Reorganization, these officers and directors were supplied with inaccurate data which was used in the preparation of the reports filed in connection with the Reorganization. Upon determination of the correct ownership data, amended reports were filed. Additionally, Geoffrey Button, a director of the Company, failed to timely file his initial report on Form 3; Howard L. Feinsand, a director of the Company, failed to timely file two reports on Form 4 in connection with two related transactions; Philip A. Nicely, a director of the Company, failed to timely file a report on Form 4 in connection with one transaction; John W. Wynne, a director and officer of the Company, failed to timely report one transaction in 1992 and one transaction in 1993; Darell E. Zink, Jr., a director and officer of the Company, failed to timely report one gift transaction; and William E. Linville, an officer of the Company, filed an amendment correcting one transaction.

                                 ANNUAL REPORT

A copy of the Company's Annual Report for the year ended December 31, 1993 has been provided to all shareholders as of the record date. The Annual Report is not to be considered as proxy solicitation material.

                                 OTHER MATTERS

The Board of Directors knows of no other matters to be brought before this annual meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.

                            EXPENSES OF SOLICITATION

The entire expense of preparing, assembling, printing and mailing the proxy form and the material used in the solicitation of proxies will be paid by the Company. The Company does not expect that the solicitation will be made by specially engaged employees or paid solicitors. Although the Company might use such employees or solicitors if it deems them necessary, no arrangements or contracts have been made with any such employees or solicitors as of the date of this statement. In addition to the use of the mails, solicitation may be made by telephone, telegraph, cable or personal interview. The Company will request record holders of shares beneficially owned by others to forward this proxy statement and related materials to the beneficial owners of such shares, and will reimburse such record holders for their reasonable expenses incurred in doing so.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. Whether or not you attend the meeting, you are urged to execute and return the proxy.

                                                     For the Board of Directors,


                                                     John W. Wynne
                                                     Chairman

March 23, 1994

DUKE REALTY INVESTMENTS, INC.
8888 KEYSTONE CROSSING, SUITE 1200
INDIANAPOLIS, INDIANA 46240


   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

     The undersigned hereby appoints Thomas L. Hefner, Darell E. Zink, Jr. and Dayle M. Eby, and each of them, attorneys-in-fact and proxies, with full power of substitution, to vote as designated below all shares of Common Stock of Duke Realty Investments, Inc. which the undersigned would be entitled to vote if personally present at the annual meeting of Shareholders to be held on April 28, 1994, at 10:00 a.m., and at any adjournment thereof.

1.   ELECTION OF DIRECTORS FOR A TERM OF THREE YEARS.

  [ ]  FOR all nominees listed below               [ ]  WITHHOLD AUTHORITY
       (except as marked to the contrary                to vote for all nominees
       below)

                     HOWARD L. FEINSAND, PHILIP A. NICELY,
                      DANIEL C. STATON AND JAY J. STRAUSS

  (INSTRUCTION:      TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
                     NOMINEE, WRITE THAT NOMINEE'S NAME ON THE LINE
                     BELOW.)
                     _________________________________________________


2.   PROPOSAL TO APPROVE SELECTION OF KPMG PEAT MARWICK AS INDEPENDENT
AUDITORS.

               [ ]   FOR        [ ]  AGAINST       [ ]  ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                           (continued  on other side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDERS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

The undersigned acknowledges receipt from Duke Realty Investments, Inc. prior to the execution of this proxy, of notice of the meeting, a proxy statement, and an annual report to shareholders.

Please sign exactly as name appears below. When shares are held as joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                         Dated: __________________________________________, 1994


                         _______________________________________________________
                                                (Signature)

                         _______________________________________________________
                                         (Signature if held jointly)

                         Please mark, sign, date and return the proxy card promptly using the enclosed envelope.


                                REVOCABLE PROXY